UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact Name of Registrant as specified in its Charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street New York, New York		10286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

One Wall Street, New York, New York 10286

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On October 13, 2015, the Board of Directors (the “Board”) of The Bank of New York Mellon Corporation (the “Corporation”) approved and adopted amendments to the Corporation’s Amended and Restated By-Laws (the “By-Laws”) to implement proxy access. The amendments took effect immediately upon approval by the Board. The following is a summary of the changes:

Article Two, Section 5 of the By-Laws has been added to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Corporation’s outstanding common stock continuously for at least three years to nominate and include in the Corporation’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.

The amendments also include clarifications and updates to the provisions regarding special meeting requests in Article One, Section 2(b)(i); the organization of business to be brought before a meeting of stockholders in Article One, Section 5; advance notice in Article One, Section 12; and the nomination of director candidates in Article Two, Section 4.

The Board also endorsed the Shareholder-Director Exchange (SDX) Protocol earlier in 2015 as a guide to support effective engagement between shareholders and directors.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed herewith as Exhibit 3.1 (marked to show changes from the prior version) and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, as amended on October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANK OF NEW YORK MELLON CORPORATION
(Registrant)

Date: October 19, 2015	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

3.1	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, as amended on October 13, 2015.	Filed herewith